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                                                                    Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-112949 of Enersis S.A. on Form F-4 of our reports dated January 15, 2004, April 30, 2004, as to Note 18 (relating to the financial statements of Endesa Colombia S.A. as of and for the years ended December 31, 2003 and 2002, not presented separately), and January 15, 2004, April 30, 2004, as to Note 26 (relating to the consolidated financial statements of Central Hidroelectrica de Betania S.A. E.S.P. and Subsidiaries as of and for the years ended December 31, 2003 and 2002, not presented separately) (which reports express an unqualified opinion and include an explanatory paragraph relating to the effects of the application of the accounting principles generally accepted in the United States of America on the financial statements), appearing in the Annual Report on Form 20-F/A of Enersis S.A. for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte and Touche Ltda.

DELOITTE AND TOUCHE LTDA.

Bogota, Colombia
July 28, 2004